Exhibit 10.1 – Management Services Agreement

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT ("AGREEMENT") is entered into with an effective date of April 1st, 2005 (the “EFFECTIVE DATE”) by and between Amersin Life Sciences Corporation, a company duly incorporated in the state of Nevada, USA (the "COMPANY") and ProtoLogic Corporation a company duly incorporated in the province of British Columbia, Canada (“PROTOLOGIC”). The Company and ProtoLogic are sometimes each referred to individually herein as a "PARTY" and together as the "PARTIES".

RECITALS

WHEREAS, the Company desires to retain the managerial and support services of certain employees of ProtoLogic and ProtoLogic is willing to provide the time of certain of their employees to render such services to the Company, upon the terms and conditions hereinafter set forth,

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1 Defined Terms.

For the purpose of this Agreement, the following terms shall have the meanings given below unless otherwise specified or clearly required by the context in which such term is used:

"AGREEMENT" means this Management Services Agreement, as modified from time to time by any duly adopted amendments.

"BUSINESS" means all business activities of the Company conducted both directly and indirectly through subsidiaries, nominees, joint ventures, general and limited partnerships and other entities of which the Company serves as a partner or in which it otherwise has an interest, as such Business is now conducted or may hereafter be conducted in the future.

"PERSON" means an individual, corporation, partnership, limited partnership, unincorporated association, trust, estate, or other incorporated or unincorporated entity.

“AFFILIATES" means, with respect to a Person, any Person that directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with, such Person; the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, activities or policies of any Person or entity, whether through the ownership of voting securities, by contract, employment or otherwise.

"TERM OF AGREEMENT" means the period from the effective date hereof until this Agreement is terminated or otherwise expires pursuant to Article 4 hereof.  This agreement and all provisions with it, as amended, will automatically renew annually unless terminated in accordance with the provisions of Article 4.

ARTICLE 2 - SERVICES

Section 2.1 Provision of Services by ProtoLogic.

The parties agree that Eric Fletcher has played a key role in the development of the Company for several years and that his knowledge of the history of the Company is a component in rendering the services.  ProtoLogic hereby agrees to make Fletcher and such other personnel available to the Company as may from time to time be determined by ProtoLogic in its sole discretion as required for the reasonable conduct of the business (the "PROTOLOGIC SERVICES").  ProtoLogic will act on direction from the board of directors of the Company.  ProtoLogic Services may include, but not be limited to: assistance with managing the Company’s interests in North America; management of North American accounts payable; review and editing of English language documents for filing, news releases and other purposes; preparation and submission of filings and news releases; investor relations; advice on matters relating to the structure, management, and operation of the Company and its subsidiaries; the establishment of offices and operations in and outside North America; the identification and negotiation of agreements with prospective joint venture, strategic alliance and other partners; the identification and securing of agreements with prospective officers, directors, consultants, and employees; introduction and/or liaising with various outside business professionals, such as attorneys, accountants, financial institutions, public relation firms and technology providers.

During the term of this agreement, the Company shall be entitled to ProtoLogic’s services for reasonable times when and to the extent reasonably requested by, and subject to the reasonable direction of, the Company's Chief Executive Officer and President, Mr. Reid Li.  It is understood that ProtoLogic’s services are not exclusive to the Company and that it shall be free to perform services for other persons or entities.  ProtoLogic will notify the Company of its performance of consulting services for any other person or entity whose line of business is, in ProtoLogic’s sole discretion, competitive with that of the Company resulting in a conflict of interest with its obligations under this Agreement.  Upon receiving such notice, the Company may terminate this Agreement or consent to ProtoLogic’s conflicting consulting activities; failure to terminate this Agreement within seven (7) days of receipt of written notice of conflict, shall constitute the Company's ongoing consent to ProtoLogic’s  consulting services.

Section 2.2 Standard of Performance.

ProtoLogic shall, within the scope of its obligations as set out in this Agreement, use its reasonable best efforts to further the interests of the Company and to provide its Management Services in a competent and professional manner.

Section 2.3 Compliance with Laws and Regulations

ProtoLogic will act on instruction from the Company.  Compliance with all applicable laws, Securities Acts and Regulations, including Sarbanes Oxley, with respect to the business of the Company are the responsibility of the Company.  ProtoLogic shall not be required to make any payment or incur any liability on account of any violation of any law, ordinance, rule, regulation or order. ProtoLogic shall promptly notify the Company of any violation which comes to its attention and shall transmit promptly to the Company a copy of any citation or other communication received by it setting forth any such violation.

Section 2.4 Limits on Authority.

Notwithstanding any powers ProtoLogic may from time to time exercise under this Agreement, the Company shall retain all authority and control over the business, policies, operation and assets of the Company's Business, and ProtoLogic shall perform its duties in accordance with and pursuant to all directives of the Company.

ARTICLE 3 - COMPENSATION

Section 3.1 Compensation for Management Services.

As compensation for entering into the Agreement to provide such services, the Company shall pay to ProtoLogic the sum of Ninety Thousand Dollars ($90,000).  ProtoLogic hereby agrees to the amortization of this amount as twelve (12) equal payments of Seven Thousand Five Hundred Dollars ($7,500.00) payable in advance each month commencing April 1st, 2005.

Section 3.2 Payment of Expenses.
ProtoLogic or its employees may, from time to time, advance funds on behalf of the company to pay for news releases, periodic filings, goods or services for which credit terms have not been established by the Company with the supplier of the good or service (“DISBURSEMENTS”). Such disbursements shall be invoiced to the company at 107% of the supplier invoice value and paid promptly by the Company to ProtoLogic.

ProtoLogic shall be entitled to reimbursement from the Company for all of its out-of-pocket expenses and such expenses of its employees, agents and consultants, including travel expenses, incurred in the performance of its Management Services pursuant to this Agreement (“EXPENSES”).  Reimbursement for expenses shall not include reimbursement for expenses related to the cost of operating an automobile owned by ProtoLogic or its employees including acquisition cost, finance charges, fuel, and oil which may be required in providing the management services.  Such automobile operating costs are to be born by ProtoLogic or its employees.

ARTICLE 4 - TERM AND TERMINATION OF AGREEMENT

Section 4.1 Initial Term.

The initial term of this Agreement shall commence on the effective date hereof and end on the first anniversary of the effective date hereof (the "INITIAL TERM"). Following the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year periods until terminated in accordance with the provisions of this Article 4.

Section 4.2 Termination.

This Agreement may be terminated as follows:

a)

This Agreement may be terminated at any time upon, and in accordance with, the written agreement of all of the Parties.

b)

Each Party may, with or without cause, terminate this Agreement at any time by giving to the other Parties at least thirty (30) days' prior written notice of its intent to terminate, whereupon this Agreement shall terminate on the date specified in such notice.  In the event that the Company provides ProtoLogic less than 90 days notice, a minimum payment of $22,500 shall be made to ProtoLogic within five (5) business days of providing such notice and ProtoLogic will apply this amount first to the last part of any payment due for ProtoLogic Services rendered under this agreement but not to any sum outstanding for reimbursement of Disbursements or Expenses and then as penalty.

Section 4.3 Effects of Termination.

Other effects notwithstanding, the termination of this Agreement in accordance with the provisions of this Article 4 shall have the following effects:

a)

Upon termination of this Agreement, all rights and obligations of the Parties to this Agreement shall terminate, provided that:

i.

the rights and obligations set forth in Section 3.1, Section 3.2 and Section 4.3 of this Agreement and any other mutual covenants or other provisions herein that by their terms extend beyond the Term of Agreement, and

ii.

any rights, claims or causes of action that any Party may have against any other Party, whether for damages or other relief, arising out of or by virtue of anything done or omitted to be done by such other Party (through or by agents, employees or other representatives thereof) outside the scope of, or in violation of, this Agreement, shall survive such termination.

b)

Upon termination of this Agreement, ProtoLogic shall promptly deliver to the Company all books and records of the Company in its possession.

c)

Upon the termination of this Agreement, the Company shall promptly pay to ProtoLogic, Management Services Fees, expenses and reimbursement for disbursements and all other sums due in accordance with the provisions of this agreement.  If the company is unable or for any other reason cannot or does not pay the outstanding balance to ProtoLogic, ProtoLogic may, at its sole discretion, accept but not be required to accept, restricted shares at par value in settlement of any or all of the outstanding balance.

ARTICLE 5 - PERSONNEL ADMINISTRATION

Section 5.1 General.

All matters pertaining to the employment, supervision, compensation, promotion and discharge of any employees or personnel of ProtoLogic are the responsibility of ProtoLogic, which is in all respects the employer of any such employees.  All such employment arrangements are solely the concern of ProtoLogic and the Company shall have no liability with respect thereto except as may be required by law.

ARTICLE 6 - LIABILITIES

Section 6.1 ProtoLogic Assumes no Liability on behalf of Company

ProtoLogic shall not, by entering into this Agreement, assume or become liable for any of the obligations, debts or other liabilities of the Company in existence or arising on or after the date hereof.  ProtoLogic shall not, by providing services to the Company, assume or become liable for any of the obligations, debts or other liabilities of the Company.

ARTICLE 7 - INDEPENDENT CONTRACTOR

Section 7.1 Independent Contractor.

 ProtoLogic shall perform its Management Services hereunder as an independent contractor, retaining control over and responsibility for its own operations and the actions of its employees and agents.  ProtoLogic shall not, solely by virtue of this Agreement or the arrangements hereunder, be considered an employee or agent of the Company and shall not have authority to contract in the name of or bind the Company, except as expressly provided in this Agreement.

ARTICLE 8 - ACCESS TO INFORMATION, BOOKS AND RECORDS; CONFIDENTIALITY

Section 8.1 Access to Books and Records.

ProtoLogic shall have complete access to the Company's offices, facilities and records wherever located, in order to discharge the Company's responsibilities hereunder.  All records and materials furnished to ProtoLogic by the Company in performance of this Agreement shall at all times during the Term of this Agreement remain the property of the Company.

Section 8.2 Confidentiality.

ProtoLogic agrees to keep confidential all non-public information concerning the Company acquired by it or its Affiliates during the Term of Agreement. For the purpose of this Section 8.2, confidential information shall not include any information available to or otherwise disclosed by the Company to third parties generally. Nothing in this Section 8.2 prohibits any announcement or disclosure by a party hereto that such party determines is required to be disclosed by applicable law or court order.

ARTICLE 9 - INDEMNIFICATION

Section 9.1 Indemnification by the Company.

The Company hereby agrees to indemnify, hold harmless and defend (with counsel reasonably satisfactory to ProtoLogic) ProtoLogic and its officers, members, employees, agents and Affiliates (collectively, the "INDEMNITEES") from and against any and all threatened or actual claims, demands, causes of action, suits, proceedings (formal or informal), losses, damages, fines, penalties, liabilities, costs and expenses of any nature, including attorneys' fees and court costs, (collectively, "DAMAGES"), sustained or incurred by or asserted against any of the Indemnitees by any person, firm, corporation, governmental authority, or other entity by reason of or arising out of the conduct of the Company, the Business, the provision of any Management Services by ProtoLogic or any of its employees pursuant to this Agreement, or any matter arising out of the relationship created hereby, except to the extent arising from the fraud, gross negligence or willful misconduct of ProtoLogic.

ARTICLE 10 - MISCELLANEOUS

Section 10.1 Governing Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of British Columbia (excluding any conflicts-of-law rule or principle that might refer the same to the laws of another jurisdiction), except to the extent that the same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

Section 10.2 Notices.

Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to any other party (herein collectively called "NOTICE") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

If to the Company, addressed to:

Amersin Life Sciences Corporation

c/o Mr. Reid Li

Floor 23, Changjiang Building, 1

Mingquan Road, Jianghan District

Wuhan City, China 430021

Telecopier: 86-027-85375851

                  If to ProtoLogic, addressed to:

ProtoLogic Corporation

c/o Mr. Eric Fletcher

38596 – 126 West 3rd Street

North Vancouver, B.C.

Canada V7M 1E8

Telecopier: 604-881-2892

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party hereto may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Section 10.3 Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 10.4 Binding Effect and Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

Section 10.5 Severability.

If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

Section 10.6 Headings.

The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

 Section 10.7 Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

Section 10.8 Entire Agreement; Parties in Interest; Non-reliance.

This Agreement (a) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof; and (b) is not intended to confer upon any other person or entity any rights or remedies hereunder. The parties to this Agreement agree that no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such parties relating to the Management Services.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

For AMERSIN LIFE SCIENCES CORPORATION

 /s/  H.Y (Reid) Li

H. Y. (Reid) Li, President and CEO

For PROTOLOGIC CORPORATION

 /s/ E. H. (Eric) Fletcher

E. H. (Eric) Fletcher, President